Exhibit 99.1
AMENDED AND RESTATED
PAR TECHNOLOGY CORPORATION
2015 EQUITY INCENTIVE PLAN
(Effective Date: June 10, 2019)
1    Purpose and Eligibility. The purpose of this Amended and Restated 2015 Equity Incentive Plan (the “Plan”) of PAR Technology Corporation, a Delaware corporation (the “Company”) is to provide stock options, stock issuances and other equity interests in the Company (each, an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries. Any person to whom an Award has been granted under the Plan is called a “Participant”. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future Subsidiary. Additional definitions are contained in Section 10 .
2.    Administration.
a.    Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards. The Board shall have authority, subject to the express limitations of the Plan, (i) to construe and determine the respective Award Agreements (defined below), Awards and the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, (iii) to determine the terms and conditions of the Awards, and (iv) to make all other determinations or certifications and take such other actions that, in the judgment of the Board, are necessary or desirable for the administration and interpretation of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry-out the Plan or to effectuate any Award and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons. A Participant or other holder of an Award may contest a decision or action by the Board or other person exercising authority under the Plan only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Board’s or such other person’s decision or action was arbitrary or capricious or was unlawful.
b.    Appointment of Committee. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to the Compensation Committee of the Board (the “Committee”). All references in the Plan to the “Board” shall include the Committee to the extent that some or all of such powers have been delegated to the Committee.
c.    Delegation to Executive Officers. To the extent permitted by applicable law, the Board or Committee may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board or Committee may determine, provided that the Board or Committee shall fix the maximum number of Awards to be granted and the maximum number of shares of Common Stock issuable to any one Participant pursuant to Awards granted by such executive officers, and shall provide that no authorized executive officer may designate himself or herself or any Reporting Person (as defined below) as a recipient of any Award. Any actions taken by any executive officer of the Company pursuant to such delegation of authority shall be deemed to have been taken by the Board or the Committee, as applicable.
d.    Applicability of Section Rule 16b-3. The Plan shall be administered in a manner consistent with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rules (“Rule 16b-3”), such that all Awards to Reporting Persons shall be exempt under such rule. Those provisions of the Plan that make express reference to Rule 16b-3 or are required in order for certain transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).
e.    Applicability of Section 162 (m). Any provisions in the Plan to the contrary notwithstanding, whenever the Board is authorized to exercise its discretion in the administration or amendment of the Plan or any Award hereunder or otherwise, the Board may not exercise such discretion in a manner that would cause any outstanding Award that would otherwise qualify as performance-based compensation under Section 162(m) of the Code to fail to so qualify under Section 162(m).
3.    Stock Available for Awards .
a.    Number of Shares. Subject to adjustment under Section 3(d) , the aggregate number of shares of Common Stock that may be issued under the Plan is 1,391,099; 100% of such shares of Common Stock may be issued as Incentive Stock Options. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Common Stock or treasury stock.
b.    Per-Participant Limit. Subject to adjustment under Section 3(d) , no Participant may be granted Awards during any one fiscal year to purchase more than the number of shares of Common Stock that are authorized for issuance under the Plan.
c.    Outside Director Awards. The aggregate dollar value of Awards (based on the grant date Fair Market Value of any such Awards) granted under the Plan during any calendar year to any non-employee director of the Board (each an “Outside Director”) shall not exceed $200,000; provided, however, that in the calendar year in which an Outside Director first joins the Board or is first designated as an Outside Director, the aggregate dollar value of Awards granted to the Outside Director may be up to 200% of the foregoing limit.
d.    Adjustment to Stock. Subject to Section 7 , in the event of a Capitalization Adjustment, the Board or Committee will appropriately and proportionately adjust (i) the number and class(es) of Stock available for Awards under the Plan and the per-Participant share limit; (ii) the class(es) and maximum number of shares of Stock that may be issued pursuant to the exercise of Incentive Stock Options; and (iii) the class(es) and number of shares of Stock or other property and value (including the price per share of Stock) subject to outstanding Awards. The Board or Committee will make such adjustments, and its determination will be final, binding and conclusive.
e.    Substitute Awards. To the maximum extent permitted by applicable law and any securities exchange or NYSE rule, Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines (“Substitute Awards”) shall not be charged against the limitation provided for in Section 3(a) . The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent the Board or Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards being assumed, substituted or exchanged. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by the acquired company’s stockholders and not adopted in contemplation of such acquisition or combination, such shares (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of the same class of shares of the company party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination or to any employee who first commences employment with the Company or any Subsidiary after such acquisition or combination.
4.    Stock Options.
a.    General. The Board or Committee may grant options to purchase shares of Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions, and restrictions relating to applicable federal or state securities laws. Each Option will be evidenced by a Stock Option Agreement (a “Stock Option Agreement”).
b.    Incentive Stock Options. An Option that the Board or Committee intends to be an incentive stock option (an “Incentive Stock Option”) as defined in Section 422 of the Code (“Section 422”) shall be granted only to an employee of the Company or a Subsidiary and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder. Neither the Board, Committee nor the Company shall have any liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option” or “Non-Qualified Stock Option”.
c.    Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000. The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Non-Qualified Stock Options. For the purpose of this limitation, unless otherwise required by the Code or determined by the Board or Committee, Options shall be taken into account in the order granted, and the Board or Committee may designate that portion of any Incentive Stock Option that shall be treated as a Non-Qualified Stock Option in the event that the provisions of this paragraph apply to a portion of any Option. The designation described in the preceding sentence may be made at such time as the Board or Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.
d.    Exercise Price. The Board or Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement, provided, however, in no event may the per share exercise price be less than the Fair Market Value (as defined below) of the Common Stock on the date of grant. In the case of an Incentive Stock Option granted to a Participant who, on the date of grant, owns Common Stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the exercise price shall be not less than 110% of the Fair Market Value of the Common Stock on the date of grant.
e.    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board or Committee may specify in the applicable Stock Option Agreement, but no Option will be exercisable more than ten (10) years from the date of grant; provided, in the case of an Incentive Stock Option granted to a Participant who, on the date of grant, owns Common Stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the term of the Option shall be no longer than five (5) years from the date of grant.
f.    Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(g) and the Stock Option Agreement for the number of shares of Common Stock for which the Option is exercised.
g.    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Board or Committee in its sole and absolute discretion:
i.    by cash or check payable to the order of the Company;
ii.    only if the Common Stock is then publicly traded, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;
iii.    by the delivery of shares of Common Stock owned by the Participant having a Fair Market Value on the date of exercise equal to the exercise price;
iv.    by the surrender of shares of Common Stock issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the exercise price; or
v.    payment of such other lawful consideration as the Board may determine.
The Board or Committee shall determine in its sole and absolute discretion and subject to the securities laws and the Company’s insider trading policy whether to accept consideration other than cash.
h.    Determination of Fair Market Value. For purposes of the Plan, “Fair Market Value” will be determined as follows: (i) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) for a share of Common Stock on the date of grant; or (ii) if the Company Stock does not trade on any such exchange, the average of the closing bid and asked prices for a share of Common Stock on the date of grant as reported by an over-the-counter marketplace designated by the Board; or (iii) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value of a share of Common Stock for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals). For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as applicable, for the immediately preceding trading day and with the timing formulas specified in clauses (i) and (ii) above adjusted accordingly. The Board has sole discretion to determine the Fair Market Value of a share of Common Stock for purposes of the Plan, and all Awards are conditioned on the Participants’ agreement that the Board’s determination is conclusive and binding even though others might make a different determination.
i.    No Repricing of Options or Stock Appreciation Rights (“SAR”). Unless otherwise approved by the Company’s stockholders, the Board or the Committee may not “reprice” any Option or SAR. For purposes of this Section 4(i) , “reprice” means any of the following or any other action that has the same effect: (i) amending an Option or SAR to reduce its exercise price or base price, (ii) canceling an Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or an Option, SAR, or other equity award or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 4(i) shall prevent the Board or the Committee from making adjustments pursuant to Section 3(d) .
5.    Restricted Stock .
a.    Grants.    The Board or Committee may grant Awards entitling recipients to acquire shares of Common Stock subject to such terms and conditions as shall be established by the Board or Committee consistent with the Plan (each, a “Restricted Stock Award”). Each Restricted Stock Award will be evidenced by a Restricted Stock Award Agreement (a “Restricted Stock Award Agreement”).
b.    Terms and Conditions; Stock Certificates. The Board or Committee shall determine the terms and conditions of any Restricted Stock Award. Any stock certificates issued in respect of shares of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board or Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restrictions, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board or Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
6.    Other Stock-Based Awards. The Board or Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board or Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of SARs, phantom stock awards or stock units; provided, however, that any such grant that would be subject to Section 409A of the Code, shall in all respects be compliant with Section 409A.
7.    General Provisions Applicable to Awards .
a.    Transferability of Awards. Except as the Board or Committee may otherwise determine or provide in an Award or Award Agreement, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution; and, during the life of the Participant, shall only be exercisable by the Participant; provided, however, except as the Board or Committee may otherwise determine or provide in an Award or Award Agreement, Non-Statutory Options and Restricted Stock Awards may be transferred during the Participant’s lifetime pursuant to a domestic relations order (as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Award Agreement, which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to transferees authorized by this paragraph.
b.    Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by a duly authorized officer of the Company pursuant to authority delegated by the Board or Committee (including a Stock Option Agreement and Restricted Stock Award Agreement, an “Award Agreement”). Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.
c.    Discretion. The terms of each type of Award need not be identical, and the Board or Committee need not treat Participants uniformly.
d.    Change of Control of the Company. Unless otherwise expressly provided in the applicable Award or Award Agreement, in connection with the occurrence of a Change in Control (as defined below), the Board or Committee shall, in its sole discretion, as to any outstanding Award (including any portion thereof; on the same basis or on different bases, as the Board or Committee shall specify), take one or any combination of the following actions:
(i)    make appropriate provision for the continuation of the Award by the Company or the assumption of the Award by the surviving or acquiring entity and by substituting on an equitable basis for the shares of Common Stock then subject to the Award either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change of Control, (y) shares of stock of the surviving or acquiring corporation or (z) such other securities as the Board or Committee deems appropriate, the Fair Market Value of which (as determined by the Board in its sole discretion) shall not materially differ from the Fair Market Value of the shares of Common Stock subject to the Award immediately preceding the Change of Control;

(ii)    accelerate the date of exercise or vesting of the Award; or
(iii)    permit the exchange of the Award for the right to participate in any stock option or other employee benefit plan of any successor corporation.
For the purpose of this Agreement, a “ Change of Control ” shall mean:
(i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding shares of voting stock of the Company (the “Outstanding Voting Stock”); provided, however, that any acquisition by the Company or its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries of 50% or more of Outstanding Voting Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Stock immediately prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition, of the Outstanding Voting Stock, shall not constitute a Change in Control; or
(ii)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a majority of the members of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below) shall be deemed to be members of the Incumbent Directors; or
(iii)    The consummation of  (A) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from Merger in substantially the same proportion as their ownership immediately prior to such Merger, (B) a complete liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a Subsidiary.
e.    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board or Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Board or Committee in its sole discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days (or such other time determined by the Board) prior to such transaction as to all of the shares of Common Stock covered by the Option or Award, including shares as to which the Option or Award would not otherwise be exercisable, which exercise may in the sole discretion of the Board, be made subject to and conditioned upon the consummation of such proposed transaction. In addition, the Board may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option or Award shall lapse as to all such shares of Common Stock, provided the proposed dissolution and liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or settled or shares of Common Stock have not previously been issued, an Award will terminate upon the consummation of such proposed action.
f.    Parachute Payments and Parachute Awards. Notwithstanding any other provision of the Plan (including Section 7(d) ) or the terms of any Award Agreement, if, in connection with a Change of Control described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code, if applicable), then the number of Awards which shall become exercisable, realizable or vested as provided in the Award Agreement and other provisions of the Plan without regard to this Section 7(f) (the “Parachute Awards”) shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant; provided, however, that if the after-tax value of the Parachute Awards (including taking into consideration any tax under Section 4999 of the Code) would exceed the after-tax value of the Parachute Awards after taking into consideration such potential reduction or delay, then the Awards shall become immediately exercisable, realizable and vested in accordance with the terms of the Plan and the applicable Award Agreements without regard to the provisions of this sentence. All determinations required to be made under this Section 7(f) shall be made by the Company or a tax attorney or accountant selected by the Company.

g.    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
h.    Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a Change in Control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.
i    Clawback, Recovery and Recoupment. All Awards shall be subject to clawback, recovery or recoupment in accordance with any compensation clawback, recovery or recoupment policy adopted by the Board or otherwise required by applicable law, government regulation or stock exchange listing requirement and, in addition to any other remedies available under such policy and applicable law, government regulation or stock exchange listing requirement, may require the forfeiture and cancelation of outstanding Awards and the recoupment of any gains realized with respect to any Awards. The Board may impose any such clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate.
8.    Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of shares of Common Stock covered by an Award. The Company shall have the right to deduct or withhold from payments of any kind otherwise due to the Participant any federal, state, local or other income and employment taxes of any kind required by law to be withheld with respect to any shares of Common Stock covered by an Award. Subject to the prior approval of the Company, including without limitation, its determination that such withholding complies with applicable tax and securities laws, which may be withheld by the Company in its sole discretion, the Participant may elect to satisfy the tax obligations, in whole or in part, (a) by causing the Company to withhold or retain shares of Common Stock from the Award creating the tax obligation or (b) by delivering to the Company shares of Common Stock already owned by the Participant; provided that the shares withheld, retained or delivered shall be valued at their Fair Market Value as shall be determined by the Company as of the date the amount of tax obligation is determined. A Participant who has made an election pursuant to this Section may only satisfy his or her tax obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The delivery of shares of Common Stock may be delayed by the Company until the Participant has made arrangements for the satisfaction of such tax withholding obligations to the satisfaction of the Company.
9.    Treatment of Award if Engagement or Employment Terminated for Cause. If the employment or engagement of any Participant is terminated “for Cause”, the Award may terminate, upon a determination of the Board or Company, on the date of such termination and the Award shall thereupon be forfeited. For purposes of the Plan, “for Cause” shall be defined as follows: (a) if the Participant has executed an employment agreement, the definition of  “Cause” contained therein, if any, shall govern, or otherwise (b) conduct, as determined by the Board or Committee, involving one or more of the following: (i) gross misconduct; (ii) the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company; (iii) the unauthorized use or disclosure of any trade secret or confidential information of the Company (or of any client, customer, supplier or other third party who has a business relationship with the Company) or the violation of any non-competition, non-disparagement or non-solicitation covenant or assignment of inventions obligation with the Company; (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company; (v) the indictment of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall adversely affect the Participant’s ability to perform such obligations; (vi) the commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; (vii) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause; or (viii) intentional violation of securities laws or the Company’s Insider Trading Policy. In the event of a conflict between “for Cause” as defined the Plan and any other agreement to which the Participant is otherwise subject, the terms that are enforceable and most protective of the Company shall govern. In making such determination, the Board or Committee shall act reasonably and fairly. The Board or Committee may in its discretion waive or modify the provisions of this Section with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this Section.
10.    Miscellaneous .
a.    Definitions .
(i)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(ii)    “Code” means the Internal Revenue Code of 1986, as amended, and any regulations thereunder.
(iii)    “Common Stock” means the common stock of the Company.
(iv)    “Subsidiary” has the meaning in Section 424(f) of the Code, provided, however, for purposes of Awards other than Incentive Stock Options, “Subsidiary” shall also include any other business venture in which the Company has a direct or indirect significant interest that allow it to be treated as a subsidiary for purposes of Rule 405 promulgated under the Securities Act of 1933, as amended.
b.    No Right to Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant at any time, with or without “for Cause”, with or without advance notice, and for any reason or no reason, free from any liability or claim under the Plan.
c.    No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, a Participant agrees to be bound by any clawback policy the Company has in effect or may adopt in the future.
d.    Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the stockholders in 2019 (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten (10) years from the Effective Date, but Awards previously granted may extend beyond that date.
e.    Amendment of Plan. Subject to the limitations set forth in this Section 10(e), the Board or Committee may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment for which shareholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Awards to continue to comply with applicable provisions of the Code, shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Board or the Committee, be applicable to any outstanding Awards theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Board or the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Board or the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in the Plan to the contrary, unless required by law, no action contemplated or permitted by this Section 10(e) shall materially adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore granted under the Plan without the consent of the affected Participant.
f.    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the state of incorporation of the Company, Delaware, without regard to any applicable conflicts of law.
Approvals:
Adopted by the Board of Directors on: April 16, 2019
Approved by the Company’s stockholders on: June 10, 2019